UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2006

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	333-126087	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information in this Report set forth under Item 2.03 regarding the financing arrangements entered in connection with the acquisition of the real property described in Item 2.01 is incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 7, 2006, KBS Real Estate Investment Trust, Inc. (the “Registrant”), through an indirect wholly owned subsidiary, KBS Sabal Pavilion, LLC (the “Owner”), purchased a four-story office building containing approximately 120,500 rentable square feet (the “Sabal Pavilion Building”) from NCFLA II Owner LLC (the “Seller”), which is not affiliated with the Registrant or its advisor. The Sabal Pavilion Building is located on an approximate 11.9-acre parcel of land at 3620 Queen Palm Drive in Tampa, Florida.

The purchase price of the Sabal Pavilion Building was approximately $24,250,000, plus closing costs. The acquisition was funded from a $14,700,000 fixed rate loan secured by the Sabal Pavilion Building, a $4,898,000 mezzanine loan secured by 100% interest in KBS Sabal Pavilion, LLC, and a $5,572,137 loan from an affiliate of the Registrant.

The Sabal Pavilion Building, which was completed in 1998, is 100% leased to Ford Motor Credit Company. Ford Motor Credit Company, a subsidiary of Ford Motor Company, is one of the world’s largest auto financing companies. It provides wholesale financing, mortgages and capital loans for dealers, as well as individual and fleet financing. Ford Motor Credit Company has nearly 20,000 employees in 36 countries, providing financial services to more than 11 million individual and corporate customers.

The current aggregate annual base rent payable under Ford Motor Credit Company lease, which expires in March of 2010, is approximately $2,476,275. Ford Motor Credit Company has the right, at its option, to extend the initial lease term of its lease for two additional five-year periods.

The Registrant does not intend to make significant renovations or improvements to the Sabal Pavilion Building. Management of the Registrant believes that the Sabal Pavilion Building is adequately insured.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

On July 6, 2006, in connection with the acquisition of the Sabal Pavilion Building, the Owner obtained a $14,700,000 fixed rate mortgage loan from Wells Fargo Bank. The Loan matures on August 1, 2036 and bears interest at a rate of 6.38% per annum. Monthly installments on the loan will be interest-only and the entire principal amount will be due on the maturity date, assuming no prior principal prepayment. Under the loan agreement, if Ford Motor Credit Company were to default on its lease prior to March of 2008, the Registrant’s operating partnership, KBS Limited Partnership (the “Partnership”), would be required either to execute a guarantee to repay the outstanding amount of the loan or to deliver to the lender a cash deposit in an amount equal to $1.5 million plus an amount equal to the principal amount of the loan that would have been repaid as of such date had the loan been a fully-amortizing loan with a 30 year amortization period. This loan will be secured by the Sabal Pavilion Building.

Also in connection with the acquisition of the Sabal Pavilion Building, the Partnership, through a wholly-owned subsidiary, obtained a $4,898,000 mezzanine loan from Wells Fargo Bank secured by a 100% equity interest in the Owner. This loan matures on January 7, 2007 and bears interest at a variable rate equal to LIBOR plus 225 basis points. Monthly installments related to the loan will be interest-only and the entire principal amount will be due on the maturity date, assuming no prior principal prepayment. The full amount of the mezzanine loan has been jointly and severally guaranteed by the partnership and by Charles J. Schreiber, Jr., Peter M. Bren, Peter McMillan III and Keith D. Hall, who are the Registrant’s sponsors and each of whom is an officer and/or director of the Registrant.

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The Partnership borrowed approximately $5,572,137 from KBS Holdings LLC in connection with the acquisition of the Sabal Pavilion Building. KBS Holdings is a limited liability company that is wholly owned by Charles J. Schreiber, Jr., Peter M. Bren, Peter McMillan III and Keith D. Hall, who are the Registrant’s sponsors and each of whom is an officer and/or director of the Registrant. On July 6, 2006, in connection with this borrowing, the Partnership executed a promissory note in favor of KBS Holdings. Pursuant to the promissory note, the Partnership agreed to repay any advances, up to an aggregate principal amount of $10,000,000, plus any interest on the unpaid principal advanced under the note, by July 6, 2008. The unpaid principal under the promissory note bears simple interest from the date advanced at the rate of 6% per annum. The Partnership may prepay the unpaid principal balance under the promissory note, in whole or in part, together with all interest then accrued under the note, at any time, without premium or penalty. KBS Holdings may upon written demand require the Partnership to prepay outstanding amounts under the promissory note, in whole or in part, provided that funds are available from the proceeds of the Registrant’s ongoing initial public offering. Pursuant to the promissory note, funds are deemed available from the Registrant’s offering if neither the Registrant, the Partnership nor any of their subsidiaries have used or become contractually obligated to use such proceeds for another purpose, including the repayment of third-party debt related to the properties or other assets acquired by the Registrant or its subsidiaries. The promissory note is unsecured.

ITEM 7.01 REGULATION FD DISCLOSURE

On July 7, 2006, the Registrant issued a press release announcing the acquisition of the Sabal Pavilion Building. This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before September 20, 2006, by amendment to this Form 8-K.

(b) Pro Forma Financial Information. See paragraph (a) above.

(c) Not applicable.

(d) Press release dated July 7, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: July 12, 2006	BY:	/S/ CHARLES J. SCHREIBER, JR.
Charles J. Schreiber, Jr.
Chief Executive Officer

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